CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to Columbus Life Insurance Company (statutory-basis) and Columbus Life Insurance Company Separate Account 1 dated April 4, 2002 and March 25, 2002, respectively, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-73390) and related Prospectus of Columbus Life Insurance Company Separate Account 1.

                                                      /s/ Ernst & Young, LLP

Cincinnati, Ohio
April 24, 2002